Global Axcess Corp Announces
Second Quarter 2009 Financial Results

- Generated $557,000 of Net Income and EPS of $0.03 for Second Quarter 2009 -

- Achieves Adjusted EBITDA of $2.5 Million for First Six Months of 2009 -

JACKSONVILLE, Fla., August 4, 2009 /PRNewswire-FirstCall/ -- Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced the financial results for the second quarter and six months ended June 30, 2009.

Mr. George McQuain, Chief Executive Officer of the Company, stated, "This was a successful quarter for Global Axcess, as we significantly improved our profitability. This is a testament to our focus on long-term, sustainable profitability through our lean operating infrastructure demonstrating the scalability of our business. We remain committed to this strategy for growing our network and our revenues going forward.”

The Company reported revenues from continuing operations of $5.4 million for the three-month period ended June 30, 2009 compared to $5.8 million for the three-month period ended June 30, 2008. This 8.1% decrease was partly due from the loss of a distributor’s client account which contributed significant transactions and revenue yet contributed only minimally to gross profit.  During the quarter, the Company signed two new placement deals and expanded an existing client placement relationship, to add a total of 126 new ATMs. While these agreements did not materially benefit the second quarter, they are expected to contribute to the Company’s financial results in the third quarter.

Net income for the second quarter ended June 30, 2009 was $557,000, or $0.03 per share (based on 21.9 and 22.3 million basic and diluted weighted average shares outstanding, respectively), which compares to net income of $450,000, or $0.02 per share (based on 21.0 million basic and diluted weighted average shares outstanding, respectively), for the same period of 2008.

Gross profit from continuing operations was $2.6 million, or 47.6% of revenue, for the three-month period ended June 30, 2009. This compares to $2.6 million, or 44.3% of revenue, for the same period of 2008. The gross margin percentage increased 330 basis points in the year-over-year period primarily due to the decreased cost of revenues resulting from lower fuel costs, lower interest rates and reduced residual payments for the lost distributor’s client account. SG&A expenses were $1.3 million, or 24.8% of revenue, for the second quarter 2009 compared to $1.3 million, or 22.4% of revenue, for the same period in 2008. Depreciation and amortization expenses decreased to $484,900 from $570,100 for the same period in 2008. The decrease in depreciation expense was mainly due to refinancing of the Company’s debt completed in the first quarter.

Operating income from continuing operations was $707,000 for the quarter ended June 30, 2009 compared to $667,000 in the year-ago period.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

During the second quarter of 2009, the Company recorded net interest expense of $149,900 compared to net interest expense of $216,700 for the same period in 2008. The decrease was mainly due to a decrease in debt balances.

EBITDA (earnings before net interest, taxes, depreciation and amortization) for the second quarter of 2009 was $1.2 million versus $1.2 million for the second quarter of 2008. EBITDA per share for the second quarter of 2009 was $0.05 per basic and diluted share compared to EBITDA per share of $0.06 per basic and diluted share for the second quarter of 2008.

Adjusted EBITDA (EBITDA before stock compensation expenses and loss on early extinguishment of debt) decreased to $1.2 million for the second quarter of 2009 from $1.3 million for the second quarter of 2008. EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in this release.

Mr. McQuain continued, “Management continues to invest in our sales and marketing capabilities with the goal of expanding our network. Simultaneously, we are focused on adding additional services to accelerate our growth. We continue to focus on leveraging our ability to deploy, manage, maintain and process transactions from a wider range of self-service kiosks beyond the traditional ATM and our first application of self-service kiosks will be DVD rental kiosks.  In fact, in an effort to further accelerate this program, we have expanded our pilot program for DVD rental kiosks from nine to 24 locations. In addition, we have delivered 20 proposals for ATM deployments, up from five in the year-ago quarter, and we expect to kick off an aggressive marketing program that will include direct mail, trade shows, a redesign of our ATM Web site, as well as, a continuation of our aggressive calling efforts.  All of this is based upon recently completed market research that compared our offerings to our competitors and very strongly highlighted our competitive advantages in the market. We believe these efforts, coupled with the key re-staffing we’ve made to the sales organization, will help us grow our revenues. This will allow us to increase our free cash flow and help us to deliver enhanced shareholder value.”

For the six month period ended June 30, 2009, total revenue was $10.8 million, a decrease of $589,600, or 5.2%, compared to $11.4 million in the year-ago period. Gross profit for the six month period was $5.1 million, reflecting a gross margin of 47.4%, compared to gross profit of $5.0 million, reflecting a gross margin of 43.9%, for the comparable 2008 period. SG&A expenses for the six month period were $2.6 million or 24.4% of revenue compared to $2.6 million, or 23.0% of revenue for the prior-year period. Operating income from continuing operations for the six month period was $1.5 million compared to $1.1 million in the year-ago period. Net income for the six month period ended June 30, 2009 was $654,000, or $0.03 per share (based on 21.4 million basic and diluted weighted average shares outstanding, respectively) compared to net income for the comparable prior-year period of $562,000, or $0.03 per share (based on 21.0 million basic and diluted weighted average shares outstanding, respectively). EBITDA decreased to $2.0 million for the six months ended June 30, 2009 from $2.3 million from the year-ago period. Adjusted EBITDA (EBITDA before stock compensation expenses and loss on early extinguishment of debt) increased to $2.5 million for the six months ended June 30, 2009 from $2.4 million in the year-ago period.

Net cash provided by continuing operating activities during the six-month period ended June 30, 2009 was $2.1 million compared to net cash provided by continuing operating activities of $1.3 million in the year-ago period, representing a 63.7% increase year over year. Shareholders’ equity increased 6.3% to $14.3 million from $13.5 million at December 31, 2008.

Michael J. Loiacono, Chief Financial Officer of the Company, stated, "Global Axcess was successful in our efforts to execute our business plan, and specifically to expand margins while maintaining and controlling our operating expenses. We continue to benefit from lower interest rates and fuel costs, and we also transitioned out of lower margin business. This enabled us to generate $2.1 million in cash during the quarter and end the period with non-restricted cash balances of $1.8 million.”

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Conference Call Information

The conference call will take place at 10 a.m. Eastern to discuss the Company’s financial results for second quarter 2009. Anyone interested in participating should call (888) 230-5502 and enter pass code 2464678 if calling within the United States, or (913) 312-1481 and pass code 2464678 if calling internationally, approximately 5 to 10 minutes prior to 10 a.m. There will be a playback available until August 13, 2009. To listen to the playback, please call 888-203-1112 if calling within the United States or (719) 457-0820 if calling internationally. Please use pass code 2464678 for the replay. The call is being webcast as well and can be accessed at the Company’s website at http://www.globalaxcess.biz. The webcast will be archived and available through November 3, 2009. Interested parties may test their browser for compatibility at the following URL prior to the event date: https://www112.livemeeting.com/cc/test2007/join?id=LIveMeeting2007Test&role=attend&cn=user&pw=&recording_agreement=accepted&placewareLicenseCookie=true

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates approximately 4,300 ATMs and other self-service kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.

Investor Relations Contacts:
    Sharon Jackson: 904-395-1149
    IR@GAXC.biz

    Hayden IR:
    Brett Maas or Jeff Stanlis: (646) 536-7331
    Brett@haydenir.com / Jeff@haydenir.com

This press release may contain forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause the Company's actual results to differ materially from the results indicated by these forward-looking statements. For a list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1 of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2009, and other filings that have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

- tables follow -

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
	June 30, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$1,765,722	$1,560,910
Automated teller machine vault cash	250,000	--
Accounts receivable, net of allowance of $6,748 in 2009 and $9,799 in 2008	850,832	848,373
Inventory, net of allowance for obsolescence of $98,751 in 2009 and $54,033 in 2008	341,962	276,731
Deferred tax asset - current	615,332	615,332
Prepaid expenses and other current assets	140,685	164,968
Total current assets	3,964,533	3,466,314

Fixed assets, net	4,511,646	4,723,138

Other assets
Merchant contracts, net	10,972,410	11,331,126
Intangible assets, net	4,095,972	4,118,426
Restricted cash	800,000	-
Other assets	139,853	9,232

Total assets	$24,484,414	$23,648,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,792,607	$2,527,396
Automated teller machine vault cash payable	250,000	-
Notes payable - related parties - current portion, net	25,330	24,010
Notes payable - current portion	6,698	-
Senior lenders' note payable - current portion, net	1,428,571	606,705
Capital lease obligations - current portion	630,071	779,990
Total current liabilities	5,133,277	3,938,101

Long-term liabilities
Notes payable - related parties - long-term portion, net	1,297,724	1,304,595
Notes payable - long-term portion	24,972	-
Senior lenders' note payable - long-term portion, net	3,214,286	4,240,086
Capital lease obligations - long-term portion	221,226	425,582
Deferred tax liability- long-term portion	275,532	275,532
Total liabilities	10,167,017	10,183,896

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 45,000,000 shares authorized,
21,021,786 shares issued and 21,883,924 and 20,973,924 shares outstanding	21,932	21,022
Additional paid-in capital	22,811,778	22,613,424
Accumulated deficit	(8,504,347)	(9,158,140)
Treasury stock; 47,862 shares of common stock at cost	(11,966)	(11,966)
Total stockholders' equity	14,317,397	13,464,340
Total liabilities and stockholders' equity	$24,484,414	$23,648,236

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Three Months Ended
	June 30, 2009	June 30, 2008

Revenues	$5,369,408	$5,845,128

Cost of revenues	2,813,944	3,258,602
Gross profit	2,555,464	2,586,526

Operating expenses
Depreciation expense	289,848	377,553
Amortization of intangible merchant contracts	195,067	192,538
Selling, general and administrative	1,334,271	1,307,031
Stock compensation expense	29,374	42,376
Total operating expenses	1,848,560	1,919,498
Operating income from continuing operations
before items shown below	706,904	667,028

Interest expense, net	(149,873)	(216,738)
Net Income	$557,031	$450,290

Income per common share - basic:
Net Income per common share	$0.03	$0.02

Income per common share - diluted:
Net Income per common share	$0.03	$0.02

Weighted average common shares outstanding:
Basic	21,873,924	20,973,924
Diluted	22,321,389	20,979,768

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Six Months Ended
	June 30, 2009	June 30, 2008

Revenues	$10,783,842	$11,373,488

Cost of revenues	5,669,823	6,378,646
Gross profit	5,114,019	4,994,842

Operating expenses
Depreciation expense	559,342	779,257
Amortization of intangible merchant contracts	388,684	384,329
Selling, general and administrative	2,627,234	2,620,406
Stock compensation expense	55,085	122,024
Total operating expenses	3,630,345	3,906,016
Operating income from continuing operations
before items shown below	1,483,674	1,088,826

Interest expense, net	(362,490)	(526,381)
Loss on early extinguishment of debt	(467,391)	-
Net Income	$653,793	$562,445

Income per common share - basic:
Net Income per common share	$0.03	$0.03

Income per common share - diluted:
Net Income per common share	$0.03	$0.03

Weighted average common shares outstanding:
Basic	21,428,924	20,973,924
Diluted	21,428,924	20,973,924

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30, 2009	June 30, 2008

Cash flows from operating activities:
Income from continuing operations	$653,793	$562,445
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Stock based compensation	55,085	122,024
Loss on early extinguishment of debt	467,391	-
Depreciation expense	559,342	779,257
Amortization of intangible merchant contracts	388,684	384,329
Amortization of capitalized loan fees	16,657	23,216
Allowance for doubtful accounts	(2,984)	(12,925)
Allowance for inventory obsolescence	44,718	-
Non-cash interest expense (income) on swap agreement with senior lender	(7,921)	5,679
Accretion of discount on notes payable	44,354	82,994
Changes in operating assets and liabilities:
Change in automated teller machine vault cash	(250,000)	-
Change in accounts receivable	525	(104,638)
Change in inventory	(165,187)	(341)
Change in prepaid expenses and other current assets	17,883	(40,868)
Change in other assets	(130,621)	5,920
Change in intangible assets, net	(70,696)	634
Change in accounts payable and accrued liabilities	273,132	(497,615)
Change in automated teller machine vault cash payable	250,000	-
Net cash provided by continuing operating activities	2,144,155	1,310,111

Cash flows from investing activities:
Costs of acquiring merchant contracts	(29,968)	(28,578)
Purchase of property and equipment	(215,662)	(79,901)
Net cash used in investing activities	(245,630)	(108,479)

Cash flows from financing activities:
Proceeds from issuance of common stock	9,100	-
Proceeds from senior lenders' notes payable	5,000,000	39,028
Change in restricted cash	(800,000)	-
Principal payments on senior lenders' notes payable	(5,457,143)	(401,199)
Principal payments on notes payable	(3,182)	(25,000)
Principal payments on notes payable - related parties	(11,263)	(10,053)
Principal payments on capital lease obligations	(431,225)	(556,040)
Net cash used in financing activities	(1,693,713)	(953,264)
Increase in cash	204,812	248,368
Cash, beginning of period	1,560,910	540,161
Cash, end of the period	$1,765,722	$788,529

Cash paid for interest	$308,179	$408,061

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following tables set forth a reconciliation of net income from continuing operations to EBITDA from continuing operations for the three and six months ended June 30, 2009 and 2008:

	For the Three Months Ended
	June 30, 2009	June 30, 2008

Net income from continuing operations	$557,031	$450,290
Interest expense, net	149,873	216,738
Depreciation expense	289,848	377,553
Amortization of intangible merchant contracts	195,067	192,538
EBITDA from continuing operations	$1,191,819	$1,237,119

	For the Six Months Ended
	June 30, 2009	June 30, 2008

Net income from continuing operations	$653,793	$562,445
Interest expense, net	362,490	526,381
Depreciation expense	559,342	779,257
Amortization of intangible merchant contracts	388,684	384,329
EBITDA from continuing operations	$1,964,309	$2,252,412

The following tables set forth a reconciliation of net income from continuing operations to EBITDA from continuing operations before stock compensation expense and loss on early extinguishment of debt (“Adjusted
EBITDA”) for the three and six months ended June 30, 2009 and 2008:

	For the Three Months Ended
	June 30, 2009	June 30, 2008

Net income from continuing operations	$557,031	$450,290
Interest expense, net	149,873	216,738
Depreciation expense	289,848	377,553
Amortization of intangible merchant contracts	195,067	192,538
Stock compensation expense	29,374	42,376
Adjusted EBITDA	$1,221,193	$1,279,495

	For the Six Months Ended
	June 30, 2009	June 30, 2008

Net income from continuing operations	$653,793	$562,445
Interest expense, net	362,490	526,381
Depreciation expense	559,342	779,257
Amortization of intangible merchant contracts	388,684	384,329
Stock compensation expense	55,085	122,024
Loss on early extinguishment of debt	467,391	-
Adjusted EBITDA	$2,486,785	$2,374,436

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz